SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             HEADWATERS INCORPORATED
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:
    ____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
    ____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________

(5) Total fee paid:
    ____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:_________________________________________________
   (2) Form, Schedule or Registration Statement No.:___________________________
   (3) Filing Party:___________________________________________________________
   (4) Date Filed:_____________________________________________________________

                             HEADWATERS INCORPORATED
                      11778 South Election Road, Suite 210
                               Draper, Utah 84020

                                January 28, 2002


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Headwaters Incorporated, which will be held on Friday, March 15, 2002, at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, UT 84095. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the current status of Headwaters' operations and an opportunity for stockholders to ask questions.

         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

         The Proxy Statement contains a more extensive discussion of each proposal and therefore you should read the Proxy Statement carefully. After you have read the Proxy Statement and accompanying instructions, you should execute and return the enclosed form of proxy card or voting instructions with respect to the proposed matters. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE ALL PROPOSALS.

         Only stockholders of record at the close of business on January 18, 2002 are entitled to vote at the meeting. Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

         If you have any questions after reading the Proxy Statement and other materials we have sent, please call Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.

                                         Sincerely,

                                         /s/ Kirk A. Benson
                                         ---------------------------------
                                         Kirk A. Benson
                                         Chairman and Chief Executive Officer


THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                             HEADWATERS INCORPORATED
                      11778 South Election Road, Suite 210
                               Draper, Utah 84020

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, MARCH 15, 2002

                              --------------------

To the Stockholders of Headwaters Incorporated:

         The 2002 Annual Meeting of Stockholders (the "Meeting") of Headwaters Incorporated, a Delaware corporation ("Headwaters"), will be held on Friday, March 15, 2002, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, UT 84095, for the following purposes:

         1. To elect three Class II directors of Headwaters to serve until the 2005 annual meeting, one Class III director to serve until the 2003 annual meeting, or until their successors are duly elected and qualified, and also, pursuant to a contractual obligation connected with the acquisition of Hydrocarbon Technologies, Inc. ("HTI") by Headwaters, one additional Class I director to serve a contractual term ending March 31, 2004 and one additional Class III director to serve a contractual term ending March 31, 2003;
         2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2002;
         3. To approve a new stock incentive plan which was approved by Headwaters' Board of Directors in November 2001 and which authorizes a minimum of 2,000,000 shares available for grant thereunder; and
         4. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board has fixed the close of business on Friday, January 18, 2002 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A copy of Headwaters' Proxy Statement and a proxy card accompany this notice. These materials will be first sent to stockholders on or about January 31, 2002.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.

                                        By Order of the Board of Directors,


                                        /s/ Harlan M. Hatfield
                                        Harlan M. Hatfield
                                        Secretary
Draper, Utah
January 28, 2002

                             Your vote is important.

You are urged to date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and that the presence of a quorum may be assured. The prompt return of your signed proxy card, regardless of the number of shares you hold, will aid Headwaters in avoiding the expense of additional proxy solicitations. Giving your proxy does not affect your right to vote in person at the meeting or your right to resubmit later dated proxy cards.

                             HEADWATERS INCORPORATED
                      11778 South Election Road, Suite 210
                               Draper, Utah 84020

                              --------------------

                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                      To Be Held on Friday, March 15, 2002

                              --------------------


                               GENERAL INFORMATION

         This Proxy Statement is being furnished to the stockholders of Headwaters Incorporated ("Headwaters"), in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters (the "Board") for use at Headwaters' Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held Friday, March 15, 2002, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, UT 84095, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). These materials will be first mailed to stockholders on or about January 31, 2002.

                            PURPOSE OF ANNUAL MEETING

         At the Meeting, stockholders will be asked: (i) to elect three Class II directors of Headwaters to serve until the 2005 annual meeting, one Class III director to serve until the 2003 annual meeting, or until their successors are duly elected and qualified, and also, pursuant to a contractual obligation connected with the acquisition of HTI by Headwaters, one additional Class I director to serve a contractual term ending March 31, 2004 and one additional Class III director to serve a contractual term ending March 31, 2003; (ii) to ratify the selection by the Board of Arthur Andersen LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2002; (iii) to approve a new stock incentive plan which was approved by Headwaters' Board of Directors in November 2001 and which authorizes a minimum of 2,000,000 shares available for grant thereunder; and (iv) to transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         Headwaters' Common Stock, $.001 par value (the "Common Stock"), will be entitled to vote at the Meeting. If a quorum exists, action on items (ii) and
(iii) above will be approved by affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and entitled to vote on such matters. Directors are elected by a plurality of the shares of Common Stock represented at the Meeting. The Board recommends a vote "FOR" each of the proposals. The Board knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or his duly constituted substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the items listed in the Notice.

                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

         The presence, in person or by proxy, of the holders of a majority of the Common Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on Friday, January 18, 2002 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 24,373,484 shares of Common Stock outstanding. Holders of Common Stock as of the Record Date are entitled to one vote for each share held for each of the proposals.

         All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the items listed in the Notice. Abstentions and broker non-votes will be counted as shares present for quorum purposes and will have no effect on the outcome of the election of directors. Broker non-votes will not affect the outcome of Proposals 2 and 3. Abstentions will have the effect of a vote against Proposals 2 and 3.

         Broker non-votes result from stockholders who own stock through a brokerage account failing to properly instruct their broker how to vote their shares. A broker may be allowed to vote on Proposals 1, 2 and 3 without specific stockholder instructions. Headwaters urges every stockholder to vote (by proxy or in person) at the Meeting.

         Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with Headwaters a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Headwaters. In addition to the mail solicitation of proxies, officers, directors, employees and agents of Headwaters may solicit proxies by written communication, telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. Headwaters will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                               EXECUTIVE OFFICERS

        The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they serve Headwaters:

     Name             Age         Position(s)                      Officer Since
     ----             ---         -----------                      -------------
Kirk A. Benson        51      Chief Executive Officer                  1999
                              and Chairman of the Board
Brent M. Cook         41      President and Director                   1996
Steven G. Stewart     53      Chief Financial Officer                  1998
Harlan M. Hatfield    41      Vice President, General Counsel          1998
                              and Secretary

         See "Proposal No. 1 -- Election of Directors, Nominees for Election as Directors" for biographical information regarding Messrs. Benson and Cook.

         Steven G. Stewart was appointed Chief Financial Officer of Headwaters in July 1998 and served as Vice President of Finance and Treasurer from April 1998 through July 1998. From October 1996 through March 1998, Mr. Stewart was a business assurance partner at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), with primary responsibility for public companies operating in the high technology, mining and extractive industries. From January 1994 through September 1996, Mr. Stewart was self-employed and provided consulting and accounting services to high technology companies, assisted in the negotiation and establishment of strategic alliances, advised companies on alternative valuation methods applicable to acquisition targets and negotiated acquisition/sale transactions. Prior to 1994, Mr. Stewart was an audit partner with Ernst & Young (formerly Arthur Young) and was the Salt Lake City office Director of High Technology and Entrepreneurial Services. Mr. Stewart is a Certified Public Accountant.

         Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998, and as Secretary since July 1999. His primary activities with Headwaters have been the development of synthetic fuel projects, including licensing, financing, permitting, construction, feedstocks, site selection, and other aspects of project development. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory disputes, contracts, and other legal matters. Prior to his employment with Headwaters, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following sets forth the compensation of Headwaters' Chief Executive Officer and the other officers who were executive officers (collectively "named executives") as of September 30, 2001 and whose total annual salary and bonus exceeded $100,000 in fiscal 2001. The amounts shown represent what was earned in the respective fiscal years.

                                          SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                                                            Long-Term Compensation
                                                                      -----------------------------------
                                         Annual Compensation                   Awards           Payouts
                                 ------------------------------------------------------------------------
                                                                      Restricted   Securities
                                                       Other Annual      Stock     Underlying    LTIP       All Other
        Name and                  Salary     Bonus     Compensation     Awards      Options     Payouts   Compensation
   Principal Position      Year     ($)       ($)          ($)            ($)        (#)(3)       ($)          ($)
-------------------------------------------------------------------------------------------------------------------------
Kirk A. Benson (1)        2001     250,000  590,424        6,600           -          50,000       -          2,625
Chief Executive Officer   2000     197,500  517,362        6,600           -         300,000       -          1,513
                          1999      80,000     -          13,142           -         250,000       -            -
-------------------------------------------------------------------------------------------------------------------------
Brent M. Cook (2)         2001     210,000  283,848       53,120           -          35,000       -         72,501(2)
President                 2000     187,500  271,615       53,120           -         150,000       -          2,835
                          1999     180,000     -          52,845           -           -           -            -
-------------------------------------------------------------------------------------------------------------------------
Steven G. Stewart         2001     174,000  171,223        6,600           -          25,000       -          2,625
Chief Financial Officer   2000     149,907  150,035        6,600           -         100,000       -          1,413
                          1999     119,580     -           6,325           -          50,000       -            -
-------------------------------------------------------------------------------------------------------------------------
Harlan M. Hatfield Vice   2001     162,000  150,043        6,600           -          25,000       -          2,625
President                 2000     130,500  139,688        1,925           -          75,000       -          1,428
                          1999      80,000     -            -              -           -           -            -
-----------------

(1) Mr. Benson was appointed Chairman and CEO in April 1999. The 1999 salary for Mr. Benson is for the period April 1999 through September 1999. Prior to his appointment as CEO, Mr. Benson was not an officer or employee of Headwaters, but served as a director for which he earned $10,667 of director fees. These director fees, along with $2,475 of other compensation, are included in other annual compensation for 1999 in the above table.
(2) For Mr. Cook, $46,520 of other annual compensation in each year presented represents compensation expense from the grant of options to purchase Common Stock which had an exercise price at grant date below market value. Compensation is recognized during the period the stock options vest. Included in Mr. Cook's all other compensation is $68,351 representing payment for accrued personal time off which was earned primarily in prior years.
(3)      All option grants shown above were granted under the 1995 Stock Option
         Plan.

Option Grants in Fiscal 2001

         The following table sets forth certain information concerning options to purchase Common Stock granted during fiscal 2001 to the executives named in the Summary Compensation Table.

                                           OPTION GRANTS IN FISCAL 2001
-------------------------------------------------------------------------------------------------------------------
                           Number of
                          Securities        % of Total
                          Underlying      Options Granted
                        Options Granted   to Employees in      Exercise          Expiration      Grant Date Value
         Name                 (#)            2001 (1)        Price ($/Sh) (2)       Date             ($) (3)
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson              50,000             12.6%             9.09            April 2011           259,247
Brent M. Cook               35,000              8.9%             9.09            April 2011           181,473
Steven G. Stewart           25,000              6.3%             9.09            April 2011           129,623
Harlan M. Hatfield          25,000              6.3%             9.09            April 2011           129,623
------------------

(1) Headwaters granted options for a total of 395,285 shares during fiscal 2001, including 144,285 options which were issued in exchange for vested options of HTI, a subsidiary of Headwaters acquired in August 2001. The percentages reflected in the table above were computed based on the total number of options granted or issued in fiscal 2001, or 395,285.
(2) The fair market value on the date of grant, determined by the closing price of the Common Stock as reported by the Nasdaq Stock Market, was $9.09 for all options.
(3)      Determined using the Black-Scholes option valuation model.
(4) All of the options granted in fiscal 2001 vest ratably over three years, beginning on the first year anniversary following the grant date.

Aggregated Option Exercises in Fiscal 2001 and September 30, 2001 Option Values

         The following table summarizes for the named executive officers of Headwaters the number of stock options exercised during fiscal 2001, the aggregate dollar value realized upon exercise, the total number of unexercised options held at September 30, 2001 and the aggregate dollar value of in-the-money unexercised options held at September 30, 2001. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date (based upon the average of the three prior days' closing bid prices of Common Stock as reported by the Nasdaq Stock Market) and the exercise price of the option. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The value of unexercised, in-the-money options at September 30, 2001 is the aggregate amount of the difference between their exercise price and $11.00 per share, the fair market value of the underlying stock on September 30, 2001, based on the closing price of the Common Stock on that date. The underlying options have not been and may never be exercised. The actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND SEPTEMBER 30, 2001 OPTION VALUES

-------------------------------------------------------------------------------------------------------------------
                           Shares                          Number of Securities          Value of Unexercised
                          Acquired         Value          Underlying Unexercised        In-the-Money Options at
                         on Exercise      Realized        Options at 9/30/01 (#)              9/30/01 ($)
Name                         (#)            ($)        Exercisable / Unexercisable    Exercisable / Unexercisable
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson                0              0              291,667 / 308,333            2,098,127 / 2,002,373
Brent M. Cook              56,270         350,918           294,563 / 221,667            1,058,248 /   924,038
Steven G. Stewart          34,164         397,878            68,337 / 122,499              202,786 /   607,844
Harlan M. Hatfield            0              0              122,502 /  92,498              483,297 /   381,329

Long-Term Incentive Plan ("LTIP") Awards in Fiscal 2001

         Headwaters granted no LTIP awards in fiscal 2001.

Future Benefits of Pension Plan Disclosure in Fiscal 2001

         Headwaters has no defined benefit pension plans.

Employee Benefit Plans

         In addition to Headwaters' 1995 Stock Option Plan, in fiscal 2000, the Board of Directors approved three employee benefit plans, the Headwaters Incorporated 401(k) Profit Sharing Plan, the 2000 Employee Stock Purchase Plan, and the Headwaters Incorporated Incentive Bonus Plan, all of which were implemented in May 2000. Headwaters also provides health, dental and life insurance coverage for its employees. The Board may recommend and adopt other programs in the future for the benefit of officers, directors and employees.

Stock Option Plans

         1995 Stock Option Plan. Until November 2001, Headwaters had only one stock option plan, the 1995 Stock Option Plan (the "1995 Plan"), under which 2,400,000 shares of Common Stock are reserved for ultimate issuance. A committee of Headwaters' Board of Directors, or in its absence, the Board (the "Committee") administers and interprets the 1995 Plan. This Committee is authorized to grant options under the terms of the 1995 Plan to eligible employees and consultants and to grant options and other awards outside the 1995 Plan to eligible employees, officers, directors, and consultants of Headwaters. The 1995 Plan provides for the granting of both incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). Terms of options granted under the 1995 Plan, including vesting requirements, are determined by the Committee. Options granted under the 1995 Plan vest over periods ranging from 0 to ten years, expire no more than ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. ISO grants must meet the requirements of the Internal Revenue Code and the 1995 Plan and will be made only to employees of Headwaters.

         In May 2000, the Board clarified which prior years' option grants were granted under the 1995 Plan and which option grants were not granted under the 1995 Plan. As of January 18, 2002, Headwaters had issued 357,386 shares of Common Stock upon exercise of options granted under the 1995 Plan. Options for the purchase of an aggregate of 2,041,254 shares of Common Stock (net of exercises and cancellations) were outstanding under the 1995 Plan. Options for an additional 1,360 shares could be granted in the future under terms of the 1995 Plan. During fiscal 2001, options to purchase 395,285 shares of Common Stock were granted to officers and employees, including 144,285 options which were issued in exchange for vested options of HTI, a subsidiary of Headwaters acquired in August 2001. Of the total options granted in fiscal 2001, 135,000 were granted to the named executives, as shown in the Summary Compensation Table. The fiscal 2001 option grants to the named executives have terms of ten years and an exercise price of $9.09. The fair market value on the date of grant, determined by the closing price of the Common Stock as reported by the Nasdaq Stock Market, was $9.09 for all options granted to the named executives. The options vest over a three-year period, beginning on the first year anniversary following the grant date.

         2002 Stock Incentive Plan. In November 2001, the Board of Directors approved a new stock option plan, the 2002 Stock Incentive Plan (the "2002 Plan"), which is described in detail in "Proposal No. 3 - Approval of 2002 Stock Incentive Plan." Options for 30,000 shares granted in November 2001 will be included in the 2002 Plan, if the 2002 Plan is approved by the stockholders.

         Other Options. In addition to options granted under the 1995 Plan and the 2002 Plan, Headwaters has in prior years granted options for the purchase of Common Stock to employees, officers, directors and consultants outside the 1995 Plan that were not qualified as ISOs for tax purposes. There were no such option grants during fiscal 2001.

401(k) Profit Sharing Plan

         The Board of Directors approved a 401(k) profit sharing plan for the benefit of Headwaters employees and in May 2000 the Headwaters Incorporated 401(k) Profit Sharing Plan was adopted. The 401(k) Plan is administered by a committee of the Board of Directors and is subject to the requirements of ERISA. The 401(k) Plan is designed to encourage the accumulation of retirement savings by employees, and substantially all employees of Headwaters are eligible to participate in the 401(k) Plan. Non-employee directors are not eligible.

         Under the terms of the 401(k) Plan, employees may elect to make tax-deferred contributions to the 401(k) Plan of up to 15% of their compensation, subject to statutory limitations. Beginning January 1, 2002, Headwaters is obligated to match 100% of an employee's contribution up to a maximum rate of 3% of the employee's compensation and to match 50% of an employee's contribution up to a maximum of an additional 2% of the employee's compensation. No net profits are required for matching contributions by Headwaters. In December 2000, the Board of Directors approved a matching contribution totaling $51,523, which included $5,250 for each of the named executives. In December 2001, the matching contribution for Headwaters totaled $63,565, which included $5,250 for each of the named executives. HTI's matching contribution for the calendar year 2001 totaled $153,809.

         Participation in the 401(k) Plan is voluntary and each eligible employee makes his or her own election whether and to what extent to participate in the 401(k) Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees, including the named executives.

2000 Employee Stock Purchase Plan

         The Board approved The 2000 Employee Stock Purchase Plan ("ESPP") in May 2000 to provide eligible employees with an opportunity to increase their proprietary interest in the success of Headwaters by purchasing Common Stock in Headwaters on favorable terms and to pay for such purchases through payroll deductions. The Board subsequently amended the ESPP in February 2001 and in April 2001. The Board believes that this plan is mutually beneficial to employees and Headwaters and its stockholders because such a plan enhances the interest of employees in the continued success of Headwaters and further aligns the interests of employees and stockholders. In addition, the Board is of the opinion that employee stock purchase plans provide an aid in recruiting qualified and talented employees. For these reasons, the Board authorized the adoption of the ESPP. The ESPP was approved by stockholders in September 2000 at a Special Meeting of Stockholders.

         Substantially all employees of Headwaters are eligible to participate in the ESPP after three months of employment. Non-employee directors are not eligible. A total of 500,000 shares of stock are reserved for issuance under the ESPP, of which 60,089 shares have been issued through January 18, 2002. Under the ESPP, employees purchase shares of Common Stock directly from Headwaters, which shares are made available either from Headwaters' authorized but unissued shares or from treasury shares, including shares repurchased on the open market. The ESPP is intended to comply with Section 423 of the Internal Revenue Code, but is not subject to the requirements of ERISA. Employees purchase stock through payroll deductions of from 1% to 10% of cash compensation, subject to certain limitations. The stock is purchased in a series of calendar quarter offerings. The cost per share to the employee is 85% of the lesser of the fair market value at the beginning of the offering period and the end of the offering period.

         Participation in the ESPP is voluntary and each eligible employee will make his or her own election whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees, including the named executives.

Incentive Bonus Plan

         The Incentive Bonus Plan ("Bonus Plan"), approved annually by the Compensation Committee of the Board of Directors, which is comprised only of independent directors ("Compensation Committee"), provides for annual cash bonuses to be paid if Headwaters accomplishes certain financial goals and if employees' business units meet certain goals. A participant's cash bonus is based on Headwaters' success in exceeding specified financial performance targets established by the Compensation Committee, the employee's base pay, and the performance targets of the employee and of the employee's business unit during the year. Headwaters' financial goals are based upon an economic value added concept ("EVA") which purports to more closely align with a company's share price than other measurements of performance. EVA is a concept that is founded on the assumption that "free cash flow" is the primary driver of corporate value over time. This concept and EVA-based compensation plans began in the early 1970s and are still used today by some of the most successful companies in the U.S.

         Under the terms of the Bonus Plan, annual cash awards can be earned by participants who are employed at the end of the fiscal year, provided Headwaters' and the participant's business unit goals are met or exceeded. Participants include all full-time employees except those directly involved in the operations of alternative fuel facilities owned by a licensee, who are covered under a separate production incentive plan. The amount of the cash awards is dependent on several factors, the most important of which is the EVA multiplier, or a factor determined by how much Headwaters' performance exceeds a financial threshold ("EVA target") established by the Compensation Committee for each fiscal year. No awards are earned if the EVA target is not achieved. EVA profit, which varies from traditional accrual accounting earnings, is determined each fiscal year and is then compared to the EVA target, which determines the EVA multiplier. EVA profit is defined as net income, plus or minus economic adjustments, minus the cost of capital. A portion of annual cash awards "earned" by management personnel are banked, meaning that the awards are not actually earned and paid unless the EVA target is achieved in each of the two succeeding fiscal years. This banking mechanism helps motivate management and employees to achieve long-term sustainable stockholder value and discourages short-term performance at the expense of long-term stockholder value creation. The bonus amounts for 2000 reflected in the cash compensation table represent the cash awards paid to the named executives for fiscal 2000, but do not include the current year banked amounts because these need to be earned by achieving the EVA targets in fiscal 2001 and 2002. The bonus amounts for 2001 in the cash compensation table represent the cash awards paid to the named executives for fiscal 2001, and include 50% of the banked amounts from fiscal 2000, which were earned in 2001.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         Kirk A. Benson. Effective April 1999, Headwaters and Mr. Benson entered into an employment agreement covering the succeeding three-year term, with a salary of $15,000 per month until adjusted by the Board of Directors. An adjustment was made effective July 1, 2000 to increase Mr. Benson's monthly salary to $20,833. The employment agreement further provides for participation in Headwaters' incentive bonus plan, if any, as in effect from time to time, expense reimbursement, and the grant of stock options. Specifically, the agreement provided for the grant of options for 250,000 shares of Common Stock at an exercise price of $4.13 per share, to vest on a pro rata basis at the beginning of each 12 month anniversary during the term of the employment agreement, which are exercisable through April 2009, with full vesting upon disability or death. This grant was made in fiscal 1999. Under the agreement, Mr. Benson is entitled to six weeks annual paid vacation and other benefits comparable to those generally available to Headwaters employees. If his employment is terminated by Headwaters without cause or terminated by Mr. Benson for good reason, he is entitled to termination benefits equal to 100% of his then annual base salary.

         Brent M. Cook. In April 1998, Headwaters and Mr. Cook entered into an employment agreement covering the succeeding five year term, with the salary to be established by the Board of Directors consistent with an annual compensation review of comparable positions of public companies. Mr. Cook's current monthly salary is $17,500. The employment agreement further provides for participation in Headwaters' incentive bonus plan, if any, as in effect from time to time, expense reimbursement, and the grant of stock options. Specifically, the agreement provided for the grant of options for 250,000 shares of Common Stock at an exercise price of $12.97 per share, to vest on a pro rata basis at the beginning of each month during the term of the employment agreement, which are exercisable through April 2008, with full vesting upon disability or death. This grant was made in fiscal 1998. Under the agreement, Mr. Cook is entitled to six weeks annual paid vacation, an annual dental allowance of $4,500, and other benefits comparable to those generally available to Headwaters employees. If his employment is terminated by Headwaters without cause or terminated by Mr. Cook for good reason, he is entitled to termination benefits equal to 100% of his then annual base salary.

         Steven G. Stewart. Effective May 1998, Headwaters and Mr. Stewart entered into an employment agreement covering a continuous three-year period, unless terminated by Headwaters for cause or disability, or by Mr. Stewart for good cause or without good reason provided 90 days prior written notice is given. Mr. Stewart's regular monthly salary was required to be at least $8,334 for the period from May 1998 through September 1999 and $11,360 thereafter. Mr. Stewart's current monthly salary is $14,500. The employment agreement further provides for participation in Headwaters' incentive bonus plan, if any, as in effect from time to time, and the grant of stock options. Specifically, the agreement provided for the grant of options for 50,000 shares of Common Stock at an exercise price of $12.63 per share, to vest on a pro rata basis over 60 months beginning May 1998, which are exercisable through April 2008, with full vesting upon disability or death. This grant was made in fiscal 1998. In addition, Mr. Stewart receives other benefits comparable to those generally available to Headwaters employees. If his employment is terminated by Headwaters without cause or terminated by Mr. Stewart for good reason, he is entitled to termination benefits equal to 200% of his then annual base salary and all outstanding options vest immediately.

Board Meetings

         The Board held a total of nine regular and special meetings during fiscal 2001. With the exception of two directors who each attended eight meetings, all directors attended all of the meetings.

Committees of the Board

         The Board of Directors has two committees, an Audit Committee and a Compensation Committee, both of which are comprised solely of outside directors. The Compensation Committee currently consists of Mr. Weller, as chair, Mr. Herickhoff and Mr. Tanner. The Audit Committee currently consists of Mr. Herickhoff, as chair, and Mr. Tanner. Mr. Squire was a member of the Audit Committee prior to his resignation from the Board in January 2002. Headwaters will add one additional outside director to the Audit Committee at the next Board meeting. The Audit Committee held one meeting in fiscal 2001 and the Compensation Committee held one meeting in fiscal 2001.

Compensation Committee Report on Executive Compensation

         The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the overall compensation for Headwaters' officers and other key executives, including the named executives. The Committee also oversees the granting of stock options and the payment of incentive bonuses to all executives and employees of Headwaters. Future compensation polices will be dependent on Headwaters' performance and cash flow and employee performance.

         Headwaters seeks to compensate executives at competitive levels, considering current compensation surveys for companies in similar industries and development patterns, the growth of Headwaters, each executive's individual contribution to meeting Headwaters' goals and objectives, and overall business conditions, as part of the total benefit package for employees. Beginning in early fiscal 2000, Headwaters' management and the Board of Directors initiated a comprehensive review of Headwaters' compensation program for its executives, management personnel and all other employees. This review consisted of a formal study by a well-known international human resources consulting firm of current employee responsibilities and compensation as well as a study of compensation programs used by other similarly situated public companies. This compensation review culminated in a detailed report presented to the Compensation Committee by the consulting firm.

         The consulting firm's report recommended several changes in Headwaters' compensation policies and programs, including changes in base salary levels and long-term incentives such as stock option grants as well as implementation of a bonus plan. Following the issuance of the report, the Compensation Committee made several recommendations to the Board, which the Board subsequently adopted. It was determined that an incentive bonus program that closely linked bonus compensation to the creation of stockholder value as measured under the EVA concept would be in the best interests of Headwaters and its stockholders since EVA-based plans are purported to be one of the best indicators of actual stockholder value creation. Accordingly, the Board adopted a formal EVA-based incentive bonus plan in fiscal 2000. The Board determined that such a plan was the best way to motivate Headwaters' management and employees to continuously seek to meet and exceed performance goals.

         These recommendations, which affected all executives, management personnel and other employees of Headwaters, included changes in base salary levels and long-term incentives such as stock option grants as well as implementation of an incentive bonus plan. The incentive bonus plan is deemed to be a significant part of the total compensation package for the named executives.

         The current employment agreement for Mr. Benson was approved by the Board of Directors in a meeting on April 20, 1999. The Compensation Committee recommended the fiscal 2001 cash compensation, cash bonus and grant of options to Mr. Benson based on Mr. Benson's ability to meet Headwaters' objectives.

         The Compensation Committee strives to ensure that Headwaters' compensation plan attracts, retains and rewards both staff and management personnel while continuing to operate in the best interests of the stockholders.

                         Compensation Committee
                         Raymond J. Weller, Chairman
                         James A. Herickhoff
                         Ronald S. Tanner

Compensation of Directors

         Headwaters' directors hold office until the end of their respective terms or until their successors have been duly elected and qualified.

         Outside directors not serving as Chairman or Vice Chairman are entitled to annual cash compensation of $32,000, which is paid quarterly. Beginning January 2002, the Chairman of the Board and the Vice Chairman, unless salaried employees of Headwaters, are entitled to cash compensation in the amount of $40,000, which is paid quarterly. Also beginning January 2002, any director who serves as a committee chair receives additional cash compensation of $5,000 annually. The outside directors also receive 12,000 options for each year of service, vesting annually. Directors receive reimbursement for out-of-pocket expenses. The cash compensation and options described in this section do not apply to directors who are salaried employees of Headwaters.

         In December 1998, each of Headwaters' outside directors received (i) 7,000 options for the period of service from the fiscal 1998 annual stockholders' meeting to the fiscal 1999 stockholders' meeting, subject to vesting, and (ii) 36,000 options for the three-year period following the 1999 annual stockholders' meeting, subject to vesting, on a pro rata basis, at the fiscal 2000, 2001 and 2002 annual stockholders' meetings. The options granted in December 1998 have exercise prices equal to the closing price of the Common Stock on the grant date. None of these option grants were granted under the 1995 Stock Option Plan. In November 2001, the three outside directors who will continue to serve on the Board (Messrs. Herickhoff, Tanner, and Weller) each received 36,000 options, which vest ratably in December 2002, December 2003 and December 2004. These options have an exercise price equal to the closing stock price of Headwaters' Common Stock as of the grant date. Options for 78,000 shares were granted under the 1995 Stock Option Plan. Options for 30,000 shares will be included in the 2002 Plan, if the 2002 Plan is approved by the stockholders (see "Proposal No. 3 - Approval of 2002 Stock Incentive Plan").

         Headwaters' executive officers are appointed by the Board of Directors and serve at the discretion of the Board. The authority of the Board of Directors over the officers of Headwaters has been delegated to the Chief Executive Officer.

Audit Committee Report

         The primary purposes of the audit committee are to provide oversight of Headwaters' management in the areas of corporate governance including i) the financial reporting system, the system of internal controls, and the outside independent auditing process and audit results, and ii) legal and regulatory compliance in areas where control systems must be in place to reduce financial risk to Headwaters to acceptable levels. The audit committee consists only of outside directors who have not previously been officers of Headwaters and generally meets at least semi-annually. Each of the members of the audit committee is independent under the current listing standards of the National Association of Securities Dealers.

         The audit committee meets periodically with management to consider the adequacy of Headwaters internal controls and the reliability of Headwaters' financial statements. The committee also meets privately with the independent auditors, who have unrestricted access to the committee. The committee recommends to the Board the appointment of the independent auditors and periodically reviews their performance and independence from management. The Board has adopted a written charter setting forth the mission, structure and responsibilities of the committee. A copy of the charter was included with Headwaters' 2001 proxy statement.

         Management has primary responsibility for Headwaters' financial statements and financial reporting process, including Headwaters' system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Headwaters in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us.

         This year, we reviewed the audited financial statements and met with both management and Arthur Andersen, Headwaters independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. We have received from and discussed with Arthur Andersen LLP the written disclosure and letter required by Independence Standards Board Standard No. 1. These items relate to that firm's independence from Headwaters. We also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

         Based on these reviews and discussions, we recommended to the Board that the audited financial statements be included in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                         Audit Committee
                         James A. Herickhoff, Chairman
                         Ronald S. Tanner

Audit Fees

         The following table summarizes the fees paid or payable to Arthur Andersen LLP for services rendered for the fiscal year ended September 30, 2001. Audit fees include the costs of quarterly reviews and the audits of Headwaters' subsidiary, HTI. Audit-related fees consist primarily of acquisition due diligence and accounting consultations. Other fees consist primarily of tax services.

            Audit fees                                           $113,289
            Financial systems design and implementation fees            0
            All other fees:
              Audit-related                                        19,855
              Other                                                15,510
                                                               -----------
              Total all other fees                                 35,365
                                                               -----------
            Total                                                $148,654
                                                               ===========

Stockholder Return Performance Graph

         The following graph shows a comparison of the cumulative total stockholder return, calculated on a dividend reinvestment basis, for September 30, 1996 through September 30, 2001, on Headwaters' Common Stock with (1) the Nasdaq Composite Index - U.S., (2) the Standard & Poors Energy - 500 Index, and
(3) the Standard & Poors Chemicals (Specialty) - 500 Index. The comparison assumes $100 was invested on September 30, 1996.

         Please note that historic stock price performance shown on the graph is not necessarily indicative of future price performance. Headwaters has not paid dividends on its Common Stock.

                               [GRAPHIC OMITTED]

                                    9/30/96    9/30/97    9/30/98     9/30/99    9/30/00     9/30/01
                                 ----------- ---------- ---------- ----------- ---------- -----------
Headwaters                             $100       $112       $114        $ 30       $ 35        $133
S&P Energy - 500                        100        147        139         166        190         164
S&P Chemicals (Specialty) - 500         100        113         89         108         84          89
Nasdaq Composite - US                   100        137        139         228        302         124


                    SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                           AND PRINCIPAL STOCKHOLDERS
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 18, 2002 regarding the beneficial ownership of Headwaters' Common Stock, for: (i) each person (or group of affiliated persons) who, insofar as Headwaters has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of Headwaters; and (iii) all directors and executive officers of Headwaters as a group. Headwaters has relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of January 18, 2002, there were 24,373,484 shares of Common Stock outstanding. As of that date, there were outstanding options to purchase 3,332,192 shares of Common Stock and outstanding warrants to purchase 254,299 shares of Common Stock.

         Name and Address of               Amount and Nature of        Percent
         Beneficial Owner (1)             Beneficial Ownership(2)     of Class
         --------------------             -----------------------     --------
        Directors
        ---------
        Kirk A. Benson                         1,106,164 (3)             4.5%
        Brent M. Cook                            372,467 (4)             1.5%
        Raymond J. Weller                        352,928 (5)             1.4%
        James A. Herickhoff                       66,500 (6)              *
        Ronald S. Tanner                          55,000 (7)              *
        E. J. "Jake" Garn                              0                  0%
        Alfred G. Comolli                        192,483 (8)              *
        L. K. (Theo) Lee                         125,546 (9)              *

        Executive Officers
        ------------------
        Steven G. Stewart                        115,201 (10)             *
        Harlan M. Hatfield                       141,252 (11)             *
        All directors and executive            2,527,541 (12)            9.9%
        officers as a group (ten persons)
------------------
   *     Less than 1%

(1) The address of each person named in the table is c/o Headwaters Incorporated, 11778 South Election Road, Suite 210, Draper, Utah 84020.
(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from January 18, 2002, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of January 18, 2002.
(3) Consists of 708,748 shares owned by Mr. Benson, warrants for 55,749 shares exercisable within 60 days of January 18, 2002, and options to purchase 341,667 shares held by Mr. Benson exercisable within 60 days of January 18, 2002.
(4) Consists of 28,070 shares owned by Mr. Cook and options to purchase 344,397 shares held by Mr. Cook exercisable within 60 days of January 18, 2002.
(5) Consists of 217,668 shares owned by Mr. Weller, warrants for 33,510 shares exercisable within 60 days of January 18, 2002, and options to purchase 101,750 shares held by Mr. Weller exercisable within 60 days of January 18, 2002.
(6) Consists of 8,000 shares owned by Mr. Herickhoff and options to purchase 58,500 shares held by Mr. Herickhoff exercisable within 60 days of January 18, 2002.
(7) Consists of 48,000 shares owned by Mr. Tanner and options to purchase 7,000 shares exercisable within 60 days of January 18, 2002.
(8) Consists of 124,140 shares owned by Mr. Comolli and options to purchase 68,343 shares held by Mr. Comolli exercisable within 60 days of January 18, 2002. Of the total shares owned by Mr. Comolli, 24,828 shares are currently held in escrow to secure certain indemnification obligations related to the acquisition of HTI by Headwaters.
(9) Consists of 88,526 shares owned by Mr. Lee and options to purchase 37,020 shares held by Mr. Lee exercisable within 60 days of January 18, 2002. Of the total shares owned by Mr. Lee, 17,706 shares are currently held in escrow to secure certain indemnification obligations related to the acquisition of HTI by Headwaters.
(10) Consists of 7,913 shares owned by Mr. Stewart, 11,287 shares owned by Mr. Stewart's wife, for which he disclaims ownership, 1,000 shares owned by a trust, for which Mr. Stewart is co-trustee, and options to purchase 95,001 shares held by Mr. Stewart exercisable within 60 days of January 18, 2002.
(11) Consists of options to purchase 141,252 shares held by Mr. Hatfield exercisable within 60 days of January 18, 2002.
(12) Consists of 1,243,352 shares issued and outstanding, and options and warrants to purchase 1,284,189 shares exercisable within 60 days of January 18, 2002.

                        TRANSACTIONS WITH RELATED PARTIES

         Employment Agreements. Headwaters has entered into employment agreements with Messrs. Benson, Cook and Stewart which provide for significant benefits. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." As of September 30, 2001, Headwaters had also entered into employment agreements with four other officers, including three HTI officers. The agreements generally are renewable by Headwaters and have original terms ranging from three to five years. They provide for annual salaries and benefits ranging from approximately $143,000 to $257,000 annually per officer. The annual commitment under all Headwaters and HTI agreements combined was approximately $1,278,000 as of September 30, 2001. All agreements provide for termination benefits, ranging from at least six-month's salary, up to a maximum period equal to the remaining term of the agreement.

         Insurance Benefits. Headwaters purchases certain insurance benefits for its employees from various companies for which Mr. Weller, a director, acts as a broker or agent. Gross payment to those insurance companies totaled approximately $381,000 in fiscal 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Headwaters' officers and directors, and persons who own more than 10% of a registered class of Headwaters' equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish Headwaters with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Headwaters between October 1, 2000 and September 30, 2001, on year-end reports furnished to Headwaters after September 30, 2001, and on representations that no other reports were required, Headwaters has determined that during the 2001 fiscal year all applicable 16(a) filing requirements were met.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Meeting, the stockholders will elect three Class II directors of Headwaters to serve until the 2005 annual meeting and one Class III director to serve until the 2003 annual meeting, or until their successors are duly elected and qualified. Also at the Meeting, the stockholders, pursuant to a contractual obligation connected with the acquisition of HTI by Headwaters, will elect an additional Class I director to serve a contractual term ending March 31, 2004 and an additional Class III director to serve a contractual term ending March 31, 2003. The Board of Directors is divided into three classes, currently comprised of two Class I directors, one whose term will expire at Headwaters' annual meeting in 2004 and another whose term will expire March 31, 2004; three Class II directors, whose terms will expire at the Meeting in March 2002 and who will stand for election at that Meeting; and three Class III directors, two of whose terms will expire at Headwaters' annual meeting in 2003 and another whose term will expire March 31, 2003. The two directors standing for election at the Meeting due to the contractual obligation will not serve on the Board following Headwaters' contractual obligation. The Board currently consists of eight members: Kirk A. Benson, Brent M. Cook, Raymond J. Weller, James A. Herickhoff, Ronald S. Tanner, E. J. "Jake" Garn, Alfred G. Comolli, and L. K. (Theo) Lee. The Board proposes that the individuals listed below as nominees be elected as directors of Headwaters. The nominees have consented to serve if elected to the Board. In the event that one or more of the nominees are unable to serve as director at the time of the Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee(s) as shall be designated by the Board to fill the vacancy or vacancies.

         The name of the Class I nominee, together with certain information about him, is set forth below:

       Name               Age      Position with Headwaters      Director Since
       ----               ---      ------------------------      --------------
 L. K. (Theo) Lee         51       Director and Senior Vice            2001
                                        President of HTI

         L. K. (Theo) Lee, PhD. has served as a Director of Headwaters since August 2001, at the time HTI was acquired by Headwaters. Dr. Lee currently serves as director due a contractual obligation connected with that acquisition and has agreed to serve only through the end of Headwaters' contractual obligation. Dr. Lee currently is the Senior Vice President of Technology, Business Development and Technical Sales for HTI, a position he has held for seven years. Dr. Lee has over 25 years of experience in research and development of heavy oil upgrading, coal conversion, environmental control and petrochemical production. His background includes technical management and development of new technologies, pilot plant demonstration and process scale up. Dr. Lee has been the Vice President of Technology and Supporting Services overseeing all in-house research and external contracts. Dr. Lee holds a Bachelor of Science degree from Tunghai University (Taiwan) and Ph.D. in Chemical Engineering from the University of New Brunswick (Canada). Dr. Lee's term as Director will expire March 31, 2004, at which time his contractual commitment to serve on the Board ends.

         The names of the Class II nominees, together with certain information about them, are set forth below:
                                                                       Director
      Name             Age        Position with Headwaters              Since
      ----             ---        ------------------------             --------
 Kirk A. Benson         51   Chairman and Chief Executive Officer        1999
 Raymond J. Weller      56                 Director                      1991
 E. J. "Jake" Garn      69                 Director                      2002

         Kirk A. Benson has served as a Director of Headwaters since January 1999 and as Chairman and CEO since April 1999. Most recently, Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., one of the nation's largest publicly traded managed healthcare companies. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. Mr. Benson is a Ph.D. student at the Peter F. Drucker Graduate School of Management at Claremont Graduate University. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University. Mr. Benson's term as a Director expires in 2002.

         Raymond J. Weller has served as a Director of Headwaters since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been President of Healthcare Benefits of Utah, a Utah based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay. Mr. Weller's term expires in 2002.

         E. J. "Jake" Garn has served as a Director of Headwaters since January 2002. Mr. Garn is a former United States Senator from the state of Utah. Mr. Garn currently serves as Managing Director of Summit Ventures, a lobbying and consulting firm, a position he has held since 2000. From 1993 to 1999, Mr. Garn served as Vice Chairman of Huntsman Corporation, a large Utah-based privately-held chemical company. From 1993 until the present, Mr. Garn has served as a director of Morgan Stanley Funds and at the present time serves as a director of the following entities: United Space Alliance, Franklin Covey, NuSkin Asia Pacific, BMW Bank of NA, and Escrow Bank, USA. Mr. Garn had a long and distinguished career in national politics. Mr. Garn entered politics in 1967 when he was elected to the Salt Lake City (Utah) Commission. He was elected mayor of Salt Lake City in 1971 and to the U.S. Senate in 1974. He served as chairman of the Senate Banking, Housing and Urban Affairs Committee and as a member of the Senate Appropriations Committee. Senator Garn was re-elected to the Senate in 1980 and again in 1986, retiring in 1992. Mr. Garn's term as Director expires in 2002.

         The names of the Class III nominees, together with certain information about them, are set forth below:

                                                                       Director
       Name          Age           Position with Headwaters             Since
       ----          ---      ------------------------------------    ---------
Ronald S. Tanner      45                    Director                    2001
Alfred G. Comolli     72      Director and CEO and President of HTI     2001

         Ronald S. Tanner has served as a Director of Headwaters since June 2001. Mr. Tanner has been a senior securities analyst for Legg Mason, a Baltimore-based securities brokerage, asset management, and capital markets firm, for more than eight years. Prior to joining Legg Mason, he was an analyst at Goldman Sachs & Company in New York, and prior to that, an analyst for Duff & Phelps in Chicago. Mr. Tanner also worked for Southern California Edison for ten years in various treasury capacities including Financial Planning and Investor Relations. He received his undergraduate degree and MBA from California State University. He is a member of the Association for Investment Management and Research, the Society of Utility and Regulatory Financial Analysts, the Baltimore Security Analysts Society and the Philadelphia Securities Association. Mr. Tanner's term as Director expires in 2002.

         Alfred G. Comolli has served as a Director of Headwaters since August 2001, at the time HTI was acquired by Headwaters. Mr. Comolli currently serves as director due a contractual obligation connected with that acquisition and has agreed to serve only through the end of Headwaters' contractual obligation. Mr. Comolli currently serves as President and CEO of HTI, a position he has held for seven years. Mr. Comolli has over 40 years of experience in the petrochemical, fossil energy, environmental, rubber and chemical industries. His background includes a broad area of management and process development activities ranging from manufacturing, pilot plant operations, process engineering, design and commercial demonstrations. Mr. Comolli was the Technology Manager on the $300 million US DOE H-Coal pilot plant overseeing all related in-house research, scale-up and external contracts. Mr. Comolli is a Chemical and Professional Engineer in New Jersey and Pennsylvania. He is a graduate of the University of Rhode Island and of the Cornell University Executive Management School. Mr. Comolli's term as Director will expire March 31, 2003, at which time his contractual commitment to serve on the Board ends.

Directors not Standing for Election

         The names of the other directors of Headwaters who are not standing for election at the Meeting are James A. Herickhoff, a Class I director whose term expires in 2004, and Brent M. Cook, a Class III director who term expires in 2003. Information about these directors is set forth below.

                                                                   Director
        Name               Age       Position with Headwaters       Since
        ----               ---      --------------------------     ---------
  James A. Herickhoff      59       Vice Chairman and Director       1997
  Brent M. Cook            41         Director and President         1996

         James A. Herickhoff has served as a Director since August 1997 and was elected Vice Chairman in April 1999. Mr. Herickhoff is President, Chief Operating Officer and a principal of Wold Talc Company, which operates one of the largest talc mines in the United States. From 1987 to 1994 he served as President of Atlantic Richfield Company's Thunder Basin Coal Company. Mr. Herickhoff has over 25 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19,000,000 to approximately 40,000,000 tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO's underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor degree in 1964 from St. John's University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986. Mr. Herickhoff's term expires in 2004.

         Brent M. Cook has served as President since April 1999. From November 1996 to April 1999 he served as Chief Executive Officer. He also served as President from October 1996 until July 1998, and as Chief Financial Officer from June 1996 until November 1996. Mr. Cook is a Certified Public Accountant. Prior to joining Headwaters, Mr. Cook was Director of Strategic Accounts - Utah Operations, for PacifiCorp, Inc. ("PacifiCorp"). His responsibilities included the management of revenues of approximately $128 million per year, and seeking out and evaluating strategic growth opportunities for PacifiCorp, including joint ventures and other transactions. Mr. Cook spent more than 12 years with PacifiCorp. Mr. Cook has served as a Director since November 1996. His term as a Director expires in 2003.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
      THE ELECTION OF MESSRS. BENSON, WELLER, GARN, TANNER, LEE AND COMOLLI


      PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee and the Board have appointed Arthur Andersen LLP, certified public accountants, as auditors to examine the financial statements of Headwaters for Fiscal 2002 and to perform other appropriate accounting services and are requesting ratification of such appointment by the stockholders. PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) served as Headwaters' auditors from 1994 to July 2000, at which time they were dismissed and Arthur Andersen LLP were appointed as independent auditors. PricewaterhouseCoopers' reports on the financial statements for the fiscal years ended September 30, 1998 and 1999 were unqualified. During the two fiscal years ended September 30, 1999 and through July 2000, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         In the event that the stockholders do not ratify the appointment of Arthur Andersen LLP, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. A representative of Arthur Andersen LLP is expected to attend the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS
                OF HEADWATERS AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF


             PROPOSAL NO. 3 - APPROVAL OF 2002 STOCK INCENTIVE PLAN

         In November 2001, the Board of Directors approved a new stock incentive plan, the 2002 Plan, under which 2,000,000 shares of Common Stock are currently reserved for ultimate issuance. The number of reserved shares is subject to an automatic increase each year by a number equal to the lesser of 500,000 shares, 2% of the outstanding shares of Common Stock, or a lesser amount determined by the Board. In no case will the total number of reserved shares under the 2002 Plan exceed 3,000,000 shares. A committee of Headwaters' Board of Directors, or in its absence, the Board (the "Committee") administers and interprets the 2002 Plan. This Committee is authorized to grant options and other awards to eligible employees, officers, directors, and consultants of Headwaters. The 2002 Plan provides for the granting of both ISOs and NSOs, as well as other types of awards. Terms of options granted under the 2002 Plan, including vesting requirements, are determined by the Committee. Options granted under the 2002 Plan vest over periods ranging from 0 to ten years, expire no more than ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. ISO grants must meet the requirements of the Internal Revenue Code and the 2002 Plan. The following description of the 2002 Plan is a summary only. A copy of the 2002 Plan may be obtained without charge from the Corporate Secretary of Headwaters, 11778 South Election Road, Suite 210, Draper, Utah 84020.

         Purpose and Types of Awards. The 2002 Plan was adopted by the Board to promote the long-term success of Headwaters and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2002 Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, options (which may constitute ISOs or NSOs) or stock appreciation rights ("SARs"). No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares must pay at least the par value of such restricted shares to Headwaters. The 2002 Plan requires that the exercise price of any option granted under the 2002 Plan be at least equal to the fair market value of Headwaters' Common Stock on the date of grant. The fair market value of Headwaters' Common Stock is defined by the 2002 Plan as the closing price of the Common Stock as reported on the Nasdaq Stock Market.

         Administration and Eligibility. The 2002 Plan is administered by a committee (the "Committee") consisting of two or more directors of Headwaters who shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 with respect to the grant of awards to persons who are officers or directors of Headwaters. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of Headwaters, who may administer the 2002 Plan with respect to employees who are not considered officers or directors of Headwaters.

         Subject to the provisions of the 2002 Plan, the Committee shall have full authority and discretion to take the following actions:

         o    To interpret the 2002 Plan and to apply its provisions;
         o To adopt, amend or rescind rules, procedures and forms relating to the 2002 Plan;
         o To authorize any person to execute, on behalf of Headwaters, any instrument required to carry out the purposes of the 2002 Plan;
         o To determine when shares are to be awarded or offered for sale and when options are to be granted under the 2002 Plan;
         o    To select the offerees and optionees;
         o To determine the number of shares to be offered to each offeree or to be made subject to each option;
         o To prescribe the terms and conditions of each award or sale of shares, including (without limitation) the purchase price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the stock purchase agreement relating to such award or sale;
         o To prescribe the terms and conditions of each option, including (without limitation) the exercise price, the vesting or duration of the option (including accelerating the vesting of the option), to determine whether such option is to be classified as an ISO or as a nonstatutory option, and to specify the provisions of the stock option agreement relating to such option;
         o To amend any outstanding stock purchase agreement or stock option agreement, subject to applicable legal restrictions and to the consent of the offeree or optionee who entered into such agreement;
         o To prescribe the consideration for the grant of each option or other right under the 2002 Plan and to determine the sufficiency of such consideration;
         o To determine the disposition of each option or other right under the 2002 Plan in the event of an optionee's or offeree's divorce or dissolution of marriage;
         o To determine whether options or other rights under the 2002 Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
         o To correct any defect, supply any omission, or reconcile any inconsistency in the 2002 Plan, any stock option agreement or any stock purchase agreement; and
         o To take any other actions deemed necessary or advisable for the administration of the 2002 Plan.

         Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of options or other rights under the 2002 Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding.

         Only employees, consultants and outside directors shall be eligible for the grant of restricted shares, stock units, NSOs or SARs. In addition, only employees shall be eligible for the grant of ISOs. An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of Headwaters shall not be eligible for the grant of an ISO unless the requirements set forth in the Internal Revenue Code are satisfied.

         The participation of outside directors in the 2002 Plan is limited to grants of NSOs and is subject to additional restrictions described in the plan document. An outside director is defined as a member of the Board who is not a common-law employee of Headwaters or any subsidiary of Headwaters. Subject to approval by the Board, outside directors may be permitted to receive awards under the 2002 Plan in lieu of fees. All options will become fully exercisable upon a change in control of Headwaters. There are currently four outside directors and approximately 100 employees who are eligible to participate in the 2002 Plan.

         Shares Subject to the 2002 Plan. Shares offered under the 2002 Plan shall be authorized but unissued shares or treasury shares. The maximum aggregate number of options, SARs, stock units and restricted shares awarded under the 2002 Plan shall not exceed 2,000,000 shares, plus the additional shares described in the following sentence, but in no event more than 3,000,000 Shares. As of January 1 of each year, commencing with the year 2003, the aggregate number of options, SARs, stock units and restricted shares that may be awarded under the 2002 Plan shall automatically increase by a number equal to the lesser of (i) 500,000 shares, (ii) 2% of the outstanding shares of stock of Headwaters on such date or (iii) a lesser amount determined by the Board. Currently there are no shares of restricted stock issued under the 2002 Plan and options for a total of 30,000 shares are outstanding, none of which are currently exercisable.

         If restricted shares or shares issued upon the exercise of options are forfeited, then such shares shall again become available for awards under the 2002 Plan. If stock units, options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares shall again become available for awards.

         Terms of Awards. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares are nontransferable prior to vesting (except for certain transfers to a trustee). Restricted shares have the same voting and dividend rights as other shares of Common Stock. At the discretion of the Committee, restricted shares may be awarded under the 2002 Plan in consideration of services rendered prior to the award.

         A stock unit represents the equivalent of one share of Common Stock and is nontransferable prior to the holder's death (except for certain transfers to a trustee). Vested stock units will be settled at the time determined by the Committee in the form of cash, Common Stock, or a combination thereof. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents on his or her units equal to the amount of dividends paid on the same number of shares of Common Stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, Common Stock, or a combination thereof. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment.

         Options may include NSOs as well as ISOs intended to qualify for special tax treatment. The exercise price of any option under the 2002 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. The exercise price of shares issued under the 2002 Plan shall be payable in cash, or to the extent that a stock option agreement so provides, payment may be made by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee for more than six months. At the discretion of the Committee, shares may be awarded under the 2002 Plan in consideration of services rendered to Headwaters prior to the award. Also, at the discretion of Headwaters and to the extent that a stock option agreement so provides, payment may be made all or in part by a full-recourse promissory note or in any other form that is consistent with applicable laws, regulations and rules.

         Both NSOs and ISOs may be granted in combination with SARs, or SARs may be added to outstanding NSOs at any time after the grant. SARs may also be granted independently of options. A SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from Headwaters, in shares of Common Stock or cash or a combination thereof, in lieu of exercising the option. The Committee has discretion to determine the form in which such payment will be made. The amount payable upon exercise of a SAR is measured by the difference between the market value of the Common Stock at date of exercise and the exercise price. Generally, SARs coupled with options may be exercised at any time after the underlying NSO or ISO vests. Upon exercise of a SAR coupled with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. The term of an ISO cannot exceed ten years. Options and SARs are nontransferable prior to the optionee's death.

         Limits on Individual Awards. No employee or consultant shall be granted options to purchase more than 250,000 shares in any fiscal year, except that options granted to a new employee or consultant in the fiscal year of Headwaters in which his or her service first commences shall not cover more than 300,000 shares. Under Section 162(m) of the Internal Revenue Code, Headwaters may not claim a deduction for tax purposes for compensation paid to the CEO and the four other most highly compensated executive officers in excess of $1,000,000 per person per fiscal year. However, compensation arising out of the exercise of NSOs is deductible by Headwaters without limit if certain conditions are met, including approval by stockholders of the material provisions of the 2002 Plan (including the number of shares available for grant), administration by a committee composed entirely of outside directors, and a limit on the size of grants to any individual. The Board believes that options granted under the 2002 Plan meet all of these conditions.

         An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of Headwaters shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of the Internal Revenue Code. The awards that will be received by each of the officers named in the Summary Compensation Table, the executive officers as a group and all other employees under the 2002 Plan are not presently determinable.

         Federal Income Tax Consequences of Options. Neither the optionee nor Headwaters will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and Headwaters will receive no deduction when an ISO is exercised. Upon exercising a NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise, and Headwaters will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or an NSO. Headwaters will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied. Awards under the 2002 Plan may provide that if any payment (or transfer) by Headwaters to a recipient would be nondeductible by Headwaters for federal income tax purposes, then the aggregate present value of all such payments (or transfers) will be reduced to an amount which maximizes such value without causing any such payment (or transfer) to be nondeductible.

         Amendment and Adjustment of Grants. The Committee is authorized, within the provisions of the 2002 Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options. The 2002 Plan provides for appropriate adjustments in the number of shares available for future awards as well as the exercise price of and the number of shares covered by outstanding options in the event of a reclassification, stock split, combination of shares, stock dividend, extraordinary cash dividend or other recapitalization of Headwaters. In the event of a merger, awards will be subject to the agreement of merger or reorganization.

         Amendment and Termination of 2002 Plan. The Board of Directors may amend the 2002 Plan at any time and in any respect, subject to stockholder approval if required by law. The 2002 Plan will terminate in November 2011 unless terminated sooner by the Board.

         Vote Required. The affirmative vote of a majority of the shares present and entitled to vote is required for approval.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS
                OF HEADWATERS AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF


                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at Headwaters' annual meeting consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting, they must be received by Headwaters not later than September 20, 2002 or such later date as Headwaters may specify in its SEC filings. Such proposals should be addressed to Headwaters at 11778 South Election Road, Suite 210, Draper, Utah 84020, Attn:
Corporate Secretary.

         It is anticipated that proxies solicited in connection with Headwaters' 2003 annual meeting will confer discretionary authority to vote on matters, among others, of which Headwaters does not receive notice prior to September 20, 2002.

                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by Headwaters. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or telegraph by directors, officers, employees or agents of Headwaters or its subsidiaries.

         If you have any questions about giving your proxy or require any assistance, please contact Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.

         YOUR VOTE IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID HEADWATERS IN AVOIDING THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE MEETING OR YOUR RIGHT TO RESUBMIT LATER DATED PROXY CARDS.

                                            Headwaters Incorporated

                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                            ------------------------------------
                                            Harlan M. Hatfield
                                            Secretary

Draper, Utah
January 28, 2002

                             HEADWATERS INCORPORATED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS - FRIDAY, MARCH 15, 2002

         The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints Harlan M. Hatfield as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of Headwaters which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Headwaters to be held at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, UT 84095, on Friday, March 15, 2002, at 2:00 p.m., Mountain Standard Time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                          (Please date and sign below)

                                              Please mark your vote as this  [X]
1. ELECTION OF DIRECTORS:
Kirk A. Benson                                        FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Benson's term would                               AUTHORITY
expire in 2005)

Raymond J. Weller                                     FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Weller's term would                               AUTHORITY
expire in 2005)

E. J. "Jake" Garn                                     FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Garn's term would                                 AUTHORITY
 expire in 2005)

Ronald S. Tanner                                      FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Tanner's term would                               AUTHORITY
 expire in 2003)

L. K. (Theo) Lee                                      FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Lee's term would                                  AUTHORITY
expire in 2004)

Alfred G. Comolli                                     FOR  [ ]     WITHHOLD  [ ]
(If elected, Mr. Comolli's term would                              AUTHORITY
expire in 2003)


2. RATIFY THE SELECTION BY THE BOARD OF ARTHUR        FOR  [ ]     AGAINST  [ ]
ANDERSEN LLP AS INDEPENDENT AUDITORS OF HEADWATERS                 ABSTAIN  [ ]
FOR FISCAL 2002

3. APPROVE THE 2002 STOCK INCENTIVE PLAN              FOR  [ ]     AGAINST  [ ]
                                                                   ABSTAIN  [ ]

         This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1, 2 and 3. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF HEADWATERS INCORPORATED.


Dated: ________________________________, 2002


_____________________________________________
Name of Stockholder


PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Appendix


                             HEADWATERS INCORPORATED

                            2002 STOCK INCENTIVE PLAN



                   (Adopted by the Board on November 9, 2001)

                                TABLE OF CONTENTS

                                                                         Page


SECTION 1. ESTABLISHMENT AND PURPOSE.......................................1

SECTION 2. DEFINITIONS.....................................................1
   (a)   "Affiliate".......................................................1
   (b)   "Award"...........................................................1
   (c)   "Board of Directors"..............................................1
   (d)   "Change in Control"...............................................1
   (e)   "Code"............................................................2
   (f)   "Committee".......................................................2
   (g)   "Company".........................................................2
   (h)   "Consultant"......................................................2
   (i)   "Employee"........................................................2
   (j)   "Exchange Act"....................................................2
   (k)   "Exercise Price"..................................................2
   (l)   "Fair Market Value"...............................................2
   (m)   "ISO".............................................................3
   (n)   "Nonstatutory Option" or "NSO"....................................3
   (o)   "Offeree".........................................................3
   (p)   "Option"..........................................................3
   (q)   "Optionee"........................................................3
   (r)   "Outside Director"................................................3
   (s)   "Parent"..........................................................3
   (t)   "Participant".....................................................3
   (u)   "Plan"............................................................3
   (v)   "Purchase Price"..................................................3
   (w)   "Restricted Share"................................................3
   (x)   "Restricted Share Agreement ".....................................4
   (y)   "SAR".............................................................4
   (z)   "SAR Agreement"...................................................4
   (aa)  "Service".........................................................4
   (bb)  "Share"...........................................................4
   (cc)  "Stock"...........................................................4
   (dd)  "Stock Option Agreement"..........................................4
   (ee)  "Stock Purchase Agreement"........................................4
   (ff)  "Stock Unit"......................................................4
   (gg)  "Stock Unit Agreement"............................................4
   (hh)  "Subsidiary"......................................................4
   (ii)  "Total and Permanent Disability"..................................4

SECTION 3. ADMINISTRATION..................................................4
   (a)   Committee Composition.............................................4
   (b)   Committee for Non-Officer Grants..................................5

   (c)   Committee Procedures..............................................5
   (d)   Committee Responsibilities........................................5

SECTION 4. ELIGIBILITY.....................................................6
   (a)   General Rule......................................................6
   (b)   Outside Directors.................................................6
   (c)   Limitation On Grants..............................................8
   (d)   Ten-Percent Stockholders..........................................8
   (e)   Attribution Rules.................................................8
   (f)   Outstanding Stock.................................................8

SECTION 5. STOCK SUBJECT TO PLAN...........................................8
   (a)   Basic Limitation..................................................8
   (b)   Annual Increase in Shares.........................................8
   (c)   Additional Shares.................................................8
   (d)   Dividend Equivalents..............................................9

SECTION 6. RESTRICTED SHARES...............................................9
   (a)   Restricted Share Agreement........................................9
   (b)   Payment for Awards................................................9
   (c)   Vesting...........................................................9
   (d)   Voting and Dividend Rights.......................................10

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES..................10
   (a)   Duration of Offers and Nontransferability of Rights..............10
   (b)   Purchase Price...................................................10
   (c)   Withholding Taxes................................................10
   (d)   Restrictions on Transfer of Shares...............................10

SECTION 8. TERMS AND CONDITIONS OF OPTIONS................................10
   (a)   Stock Option Agreement...........................................10
   (b)   Number of Shares.................................................10
   (c)   Exercise Price...................................................11
   (d)   Withholding Taxes................................................11
   (e)   Exercisability and Term..........................................11
   (f)   Nontransferability...............................................11
   (g)   Exercise of Options Upon Termination of Service..................11
   (h)   Effect of Change in Control......................................11
   (i)   Leaves of Absence................................................11
   (j)   No Rights as a Stockholder.......................................12
   (k)   Modification, Extension and Renewal of Options...................12
   (l)   Restrictions on Transfer of Shares...............................12
   (m)   Buyout Provisions................................................12

SECTION 9. PAYMENT FOR SHARES.............................................12
   (a)   General Rule.....................................................12
   (b)   Surrender of Stock...............................................12

   (c)   Services Rendered................................................13
   (d)   Cashless Exercise................................................13
   (e)   Exercise/Pledge..................................................13
   (f)   Promissory Note..................................................13
   (g)   Other Forms of Payment...........................................13

SECTION 10. STOCK APPRECIATION RIGHTS.....................................13
   (a)   SAR Agreement....................................................13
   (b)   Number of Shares.................................................13
   (c)   Exercise Price...................................................14
   (d)   Exercisability and Term..........................................14
   (e)   Effect of Change in Control......................................14
   (f)   Exercise of SARs.................................................14
   (g)   Special Holding Period...........................................14
   (h)   Special Exercise Window..........................................14
   (i)   Modification or Assumption of SARs...............................15

SECTION 11. STOCK UNITS...................................................15
   (a)   Stock Unit Agreement.............................................15
   (b)   Payment for Awards...............................................15
   (c)   Vesting Conditions...............................................15
   (d)   Voting and Dividend Rights.......................................15
   (e)   Form and Time of Settlement of Stock Units.......................15
   (f)   Death of Recipient...............................................16
   (g)   Creditors' Rights................................................16

SECTION 12. ADJUSTMENT OF SHARES..........................................16
   (a)   Adjustments......................................................16
   (b)   Dissolution or Liquidation.......................................17
   (c)   Reorganizations..................................................17
   (d)   Reservation of Rights............................................17

SECTION 13. DEFERRAL OF AWARDS............................................17

SECTION 14. AWARDS UNDER OTHER PLANS......................................18

   PAYMENT OF DIRECTOR'S FEES IN SECURITIES...............................18
   (a)   Effective Date...................................................18
   (b)   Elections to Receive NSOs, Restricted Shares or Stock Units......18
   (c)   Number and Terms of NSOs, Restricted Shares or Stock Units.......18

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.............................19

SECTION 17. WITHHOLDING TAXES.............................................19
   (a)   General..........................................................19
   (b)   Share Withholding................................................19

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS..............................19
   (a)   Scope of Limitation..............................................19
   (b)   Basic Rule.......................................................19
   (c)   Reduction of Payments............................................19
   (d)   Overpayments and Underpayments...................................20
   (e)   Related Corporations.............................................20

SECTION 19. NO EMPLOYMENT RIGHTS..........................................20

SECTION 20. DURATION AND AMENDMENTS.......................................20
   (a)   Term of the Plan.................................................20
   (b)   Right to Amend or Terminate the Plan.............................21
   (c)   Effect of Amendment or Termination...............................21

SECTION 21. EXECUTION.....................................................21

                             HEADWATERS INCORPORATED

                            2002 STOCK INCENTIVE PLAN

                   (Adopted by the Board on November 9, 2001)

SECTION 1. ESTABLISHMENT AND PURPOSE.

         The Plan was adopted by the Board of Directors effective November 9, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

         (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

         (b) "Award" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

         (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (d) "Change in Control" shall mean the occurrence of either of the following events:

                  (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                           (A) Had been directors of the Company 24 months prior
                  to such change; or

                           (B) Were elected, or nominated for election, to the
                  Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

                  (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who by the acquisition or aggregation of securities, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. For purposes of this subsection (d)(ii), the term "person" shall exclude a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

         (g) "Company" shall mean Headwaters Incorporated, a Delaware corporation.

         (h) "Consultant" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered Service for all purposes of the Plan.

         (i) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

         (l) "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

                  (i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                  (ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

                  (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (m) "ISO" shall mean an employee incentive stock option described in Code Section 422 of the Code.

         (n) "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

         (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (q) "Optionee" shall mean an individual or estate who holds an Option or SAR.

         (r) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

         (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

         (t) "Participant" shall mean an individual or estate who holds an Award.

         (u) "Plan" shall mean this 2002 Stock Incentive Plan of Headwaters Incorporated, as amended from time to time.

         (v) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

         (w) "Restricted Share" shall mean a Share awarded under the Plan.

         (x) "Restricted Share Agreement " shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

         (y) "SAR" shall mean a stock appreciation right granted under the Plan.

         (z) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

         (aa) "Service" shall mean service as an Employee, Consultant or Outside Director.

         (bb) "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

         (cc) "Stock" shall mean the Common Stock of the Company.

         (dd) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         (ee) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

         (ff) "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

         (gg) "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

         (hh) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         (ii) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

         (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act or the Board itself.

         (b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

         (c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v) To select the Offerees and Optionees;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

                  (xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee's or Offeree's divorce or dissolution of marriage;

                  (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

                  (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

                  (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

         (a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. In addition, only Employees shall be eligible for the grant of ISOs. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

         (b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                  (i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

                  (ii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be not less than 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 9(a), (b) and (d).

                  (iii) Unless otherwise stated in the Stock Option Agreement, each Option granted under Section 4(b)(ii) shall become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant. Each Option that has been outstanding for not less than six months shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

                  (iv) Subject to Sections 4(b)(vii) and (viii), all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the tenth anniversary of the date of grant of such Options.

                  (v) If an Optionee's Service terminates for any reason other than death, then his or her Options shall expire on the earliest of the following occasions:

                           (A) The expiration date determined pursuant to
                  Section 4(b)(vi) above;

                           (B) The date 24 months after the termination of the
                  Optionee's Service, if the termination occurs because of his or her Total and Permanent Disability; or

                           (C) The date six months after the termination of the
                  Optionee's Service for any reason other than Total and Permanent Disability.

         The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before his or her Service terminated. The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Options, all or part of such Options may be exercised at any time prior to their expiration by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Options had become exercisable before his or her Service terminated.

                  (vi) If an Optionee dies while he or she is in Service, then his or her Options shall expire on the earlier of the following dates:

                           (A) The expiration date determined pursuant to
                  Section 4(b)(vi) above; or

                           (B) The date 24 months after his or her death.

         All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan.

                  (vii) No Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (c) Limitation On Grants. No Employee or Consultant shall be granted Options to purchase more than 250,000 Shares in any fiscal year of the Company, except that Options granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not cover more than 300,000 Shares (in each case subject to adjustment in accordance with Section 12).

         (d) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

         (e) Attribution Rules. For purposes of Section 4(d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

         (f) Outstanding Stock. For purposes of Section 4(d) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 2,000,000 Shares, plus the additional Shares described in Sections (b) and (c), but in no event more than 3,000,000 Shares. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

         (b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2003, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) 500,000 shares, (ii) 2% of the outstanding shares of Stock of the Company on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

         (d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

         (a) Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

         (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

         (c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. The Committee may specify that Such performance shall be determined by the Company's independent auditors. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance based vesting conditions exceed [50% of the Restricted Shares], subject to adjustment in accordance with Section 12. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

         (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Sections 9(a), (b) or (c).

         (c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

         (d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 250,000 Shares, except that Options granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than 300,000 Shares.

         (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d). Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in
Section 9.

         (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

         (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

         (f) Nontransferability. During an Optionee's lifetime, his Option(s) shall be exercisable only by him or her and shall not be transferable by operation of law or agreement. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

         (g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

         (h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitation: In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

         (i) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the

Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

         (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

         (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

         (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

         (m) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES.

         (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Sections 9(b) through 9(g) below.

         (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative for more than 6 months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

         (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (d) Cashless Exercise. At the discretion of the Company and to the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

         (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

         (f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

         (g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. STOCK APPRECIATION RIGHTS.

         (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

         (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 250,000 Shares, except that SARs granted to a new Employee or Consultant in the fiscal year of the Company in which his or her Service first commences shall not pertain to more than 300,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

         (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

         (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

         (e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

         (f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

         (g) Special Holding Period. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR shall not be exercised for cash unless both it and the related Option have been outstanding for more than six months.

         (h) Special Exercise Window. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR may only be exercised for cash during a period which (a) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (b) ends on the third business day following such date. This
Section 10(h) shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs that are exercisable only in the event of a Change in Control.

         (i) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS.

         (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

         (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

         (c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

         (d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

         (e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

         (f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

         (g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES.

         (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                  (i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

                  (ii) The limitations set forth in Sections 4(c), 8(b) and 10(b);

                  (iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

                  (iv) The number of Shares covered by each outstanding Option and SAR;

                  (v) The Exercise Price under each outstanding Option and SAR;
         or

                  (vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

         (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                  (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                  (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

                  (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

                  (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

                  (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

         (d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

         The Committee (in its sole discretion) may permit or require a Participant to:

         a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

         b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

         c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

         The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Section 5.

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

         (a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

         (b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

         (c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

         (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS.

         (a) Scope of Limitation. This Section 18 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this
Section 18. If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

         (b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

         (c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         (d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

         (e) Related Corporations. For purposes of this Section 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 19. NO EMPLOYMENT RIGHTS.

         No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS.

         (a) Term of the Plan. The amended and restated Plan, as set forth herein, shall terminate automatically on the10th anniversary of date of Plan and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION.

         To record the adoption of the amended and restated Plan by the Board of Directors effective as of November 9, 2001, the Company has caused its authorized officer to execute the same.

                                            Headwaters Incorporated



                                            By  /s/ Kirk A. Benson
                                               --------------------------------
                                                Kirk A. Benson
                                                Chief Executive Officer